Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Clover Health Investment, Corp. on Post-Effective Amendment No. 1 on Form S-1 to Form S-4 [File No. 333-249558] of our report dated March 31, 2021, with respect to our audits of the consolidated financial statements of Social Capital Hedosophia Holdings Corp. III as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from October 18, 2019 (inception) through December 31, 2019 , which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on January 7, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 6, 2021